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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 16, 2004 (APRIL 5, 2004)


                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


         LOUISIANA                     0-23383                   72-1395273
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         As previously disclosed by the Company, on February 13, 2004, we commenced litigation against a former director, Mr. Steven T. Stull, Advantage Capital Partners ("ACP") and their respective insurers in the Civil District Court for the Parish of Orleans in the State of Louisiana entitled OMNI Energy Services Corp. v. Steven T. Stull, Advantage Capital Partners, ABC Insurance Company, and XYZ Insurance Company. The suit alleges damages resulting from a secret quid pro quo scheme designed and implemented by Mr. Stull and ACP with the company's former, now deceased, chief executive officer, the actions of which are considered self-dealing and are in violation of Mr. Stull's fiduciary duties owed to the Company. The suit also requests the court to determine our right under the Company's Articles of Incorporation, as amended, to redeem the Series A 8% Convertible Preferred Stock rather than to convert the shares into common stock. Furthermore, to the extent the court determines we did not have a right to redeem, rather than convert, the Series A Preferred Stock, the suit requests the court to determine that the Unanimous Consent of the Board of Directors entered into on November 7, 2000 which, among other things, reduced the conversion price of the Series A Preferred Stock from $2.50 to $0.75, is null and void and without effect because it was accomplished by the defendants in violation of fiduciary duties and/or public policy and Louisiana law.

         On April 5, 2004, the Company and its chief executive officer, James C. Eckert, and its chief financial officer, G. Darcy Klug, were served with an original complaint filed in the U.S. District Court for the Eastern District of Louisiana entitled Advantage Capital Partners II Limited Partnership, et. al. v. OMNI Energy Services Corp., James C. Eckert and G. Darcy Klug (Civil Action 04-0878). The plaintiffs claim that (i) the Company and the officers misrepresented material facts and failed to disclose material facts related to its intention to redeem the Series A and Series B Convertible Preferred Stock of the Company, and (ii) the officers of the Company breached their fiduciary duties. The plaintiffs claim damages of approximately $60 million. The Company has agreed to indemnify its officers in this matter and will vigorously defend this lawsuit to the fullest extent possible. Our costs and legal exposure related to this lawsuit are not currently determinable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              OMNI ENERGY SERVICES CORP.
Dated:  April 16, 2004

                                              By:   /s/ G. Darcy Klug
                                                  --------------------------
                                                        G. Darcy Klug
                                                    Chief Financial Officer